UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

STERIS Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14643	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, STERIS Corporation (the “Company”) appointed Mr. Richard C. Breeden and Mr. Robert H. Fields to the Company’s Board of Directors pursuant to an agreement between the Company and Breeden Capital Management LLC and its affiliated investment funds (collectively, “Breeden Capital”) (the “Agreement”). Mr. Breeden became a member of the Compensation and Corporate Governance Committee and Mr. Fields became a member of the Audit and Financial Policy Committee. Messrs. Breeden and Fields are affiliated with Breeden Capital. As of April 23, 2008 Breeden Capital beneficially owned 5,067,321 of the Company’s common shares.

Pursuant to the terms of the Agreement, Mr. Breeden and Mr. Fields will be included in the Company’s slate of director nominees at its 2008 Annual Meeting of Shareholders. In addition, Breeden Capital, Mr. Breeden and Mr. Fields have agreed that, so long as a Breeden Capital nominee remains on the Board of Directors of the Company, Breeden Capital, Mr. Breeden and Mr. Fields:

•	will not engage in a proxy contest with respect to the Company;

•	will not nominate, or propose the nomination of, any candidate to the Board of Directors of the Company (other than Mr. Breeden, Mr. Fields and any successor representative);

•	will not solicit shareholders of the Company for approval of shareholder proposals;

•

will cause all the Company’s common shares owned by them to be voted for the Company’s nominees for election to the Board of Directors at the 2008 Annual Meeting of Shareholders and any subsequent meeting of shareholders; and

•	will not make any disparaging public statements about the Company, its Board of Directors or Company’s business.

Breeden Capital, Mr. Breeden and Mr. Fields have also agreed not to sell, transfer or otherwise dispose of any of the Company’s common shares beneficially owned by them from the date of the Agreement until (1) with respect to Breeden Capital, after the date of the 2008 Annual Meeting of Shareholders and (2) with respect to Mr. Breeden or Mr. Fields, until after such time as they are in compliance with the Company’s Director Share Ownership Guidelines. All such sales, transfers or other dispositions are also required to be in compliance with the Company’s trading and disclosure policies.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Agreement, which is included as Exhibit 10.1 and incorporated herein by reference. The press release announcing the Agreement is attached as Exhibit 99.1 hereto.

Each of Mr. Breeden and Fields will receive the standard compensation received by outside members of the Board of Directors, prorated for the remainder of the current term.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement dated as of April 23, 2008, by and among STERIS Corporation, Richard C. Breeden, Robert H. Fields, and the Breeden Investors identified therein.

99.1	Press Release issued by STERIS Corporation on April 24, 2008 regarding the Agreement and appointment of Richard C. Breeden and Robert H. Fields to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ Mark D. McGinley
Mark D. McGinley
Senior Vice President, General Counsel, and Secretary

Date: April 24, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated as of April 23, 2008, by and among STERIS Corporation, Richard C. Breeden, Robert H. Fields, and the Breeden Investors identified therein.

99.1	Press Release issued by STERIS Corporation on April 24, 2008 regarding the Agreement and appointment of Richard C. Breeden and Robert H. Fields to the Company’s Board of Directors.